EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-150333, effective April 18, 2008) of Bioheart, Inc. and subsidiaries of our report dated May 10, 2011 relating to the consolidated financial statements which appear in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ RBSM LLP

Hollywood, Florida
May 10, 2011